Exhibit 99.01
FOR IMMEDIATE RELEASE
MEDIA CONTACT:
Kasey Holman
Media Relations — Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations — Silicon Image, Inc.
Phone: 408-616-4003
david.allen@siliconimage.com
SILICON IMAGE NAMES
PAUL DAL SANTO CHIEF OPERATING OFFICER
SUNNYVALE, Calif., Aug. 10, 2007 — Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today announced that it has named Paul Dal Santo, 57, to the position of chief operating officer. Dal Santo will join Silicon Image on Aug. 20 and report to Silicon Image’s president and chief executive officer, Steve Tirado. With strong consumer electronics business management skills and a solid engineering background at both semiconductor and mobile handset manufacturing companies, Dal Santo will direct the company’s engineering, operations, marketing, sales and business development functions.
“Paul has a rare combination of solid technical engineering skills and a proven track record managing growing, successful organizations,” Tirado said. “With his extensive experience in technology innovation, his leadership of international teams and his broad customer background, he will be an important addition to our management team helping us achieve product and business execution excellence.”
Dal Santo joins Silicon Image from AMD, where he served as vice president and general manager responsible for the full multifunctional management of its Handheld Products Division. Prior to AMD, Dal Santo worked for more than a decade at Motorola. As vice president of GSM technology development for Motorola, he was responsible for designing the core engine for next-generation cellular phones and managed a team of more than 500 people located around the world.
“Silicon Image has a vision for device connectivity in the consumer space that is both compelling and offers room for continued innovation,” Dal Santo said. “I am excited to join Silicon Image and look forward to working with the management team to help grow the business and build on the strong industry momentum that this company has established.”
Dal Santo received his bachelor’s and master’s degrees in engineering from Purdue University and the Illinois Institute of Technology, respectively.
About Silicon Image, Inc.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

Headquartered in Sunnyvale, California, Silicon Image, Inc. is a leader in driving the architecture and semiconductor implementation for the secure storage, distribution and presentation of high-definition content in the consumer electronics and personal computing markets. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI™ and Serial ATA, leveraging partnerships with global leaders in the consumer electronics and personal computing markets to meet the growing digital content needs of consumers worldwide. With a proven track record of improving cross-product interoperability, Silicon Image has shipped more than 100 million HDMI/HDCP and DVI/HDCP semiconductor solutions. In addition, Silicon Image offers one of the most robust and comprehensively tested technology platforms in the consumer electronics industry through the Simplay HD™ Testing Program of Simplay Labs. Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, is a leading provider of testing technologies, tools and services for high-definition consumer electronics devices such as HDTVs, set-top boxes, audio/video receivers and DVD players, helping manufacturers to achieve compatibility and deliver the highest-quality HDTV experience to consumers. Silicon Image is the leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. For more information, please visit www.siliconimage.com.
NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
Forward-Looking Statements
This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include, but are not limited to, statements related to Dal Santo’s responsibilities and contributions as Silicon Image’s chief operating officer. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular Dal Santo’s responsibilities and contributions may differ materially from what is currently anticipated. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.